UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2021
Date of Report (Date of earliest event reported)

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55991	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15315 W. Magnolia Blvd., Suite 120 Sherman Oaks, California	91403
(Address of principal executive offices)	(Zip Code)

(800) 979-1897
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure.

On May 24, 2021, the Company disseminated a news release which is reproduced below in its entirety.

PETROTEQ COMMENTS ON OFFER APPEARING IN GERMAN PUBLICATION

Sherman Oaks, California - May 24, 2021 - Petroteq Energy Inc. ("Petroteq" or the "Company") (TSXV: PQE; OTC: PQEFF; Frankfurt: PQCF), focused on the development and implementation of its proprietary oil-extraction and remediation technologies, announces that on May 19, 2021, Petroteq received emails from several European shareholders advising the Company that their brokers had informed them they had received what appeared to be an offer to purchase shares of Petroteq. In addition to being advised of this offer, the Company was directed to Bundesanzeiger, an official publication of the Department of Justice and Consumer Protection, of the Federal Republic of Germany. The link provided was: https://www.bundesanzeiger.de/pub/en/search-result?17. Upon clicking on the link and searching the word "Petroteq" two search results appear. If "Uppgard Consult AB Krylbo" is selected, the purported offer can be reviewed in the German language.  The notice indicates, among other things, that the offer is not aimed at shareholders in any jurisdiction in which the offer would violate applicable law.

After reviewing all available information, the Company's management notified its board of directors which directed management to contact the Uppgard Konsult AB, Sweden, the party identified in Bundesanzeiger, to request additional information about the proposed offer. Upon doing so, Uppgard Konsult AB provided limited responses to the Company's questions and confirmed that they acting on behalf of an unidentified third party. Uppgard Konsult AB indicated that they had a mandate to complete the purchases disclosed in the offer. Uppgard Konsult AB did not disclose who the offeror is but indicated that the offeror intended to issue a press release in due course.

The Company did not have prior knowledge of this offer, nor can it comment on the legitimacy or legal compliance of the offer. The Company only became aware of it upon being notified by several shareholders.  Neither Uppgard Konsult AB nor the offerer has made any filings in relation to the offer under the Securities Exchange Act of 1934, as amended, or under applicable Canadian securities legislation.

Shareholders are encouraged to do their own due diligence prior to taking any action.

About Petroteq Energy Inc.

Petroteq is a fully integrated clean technology company focused on the development and implementation of a new proprietary oil extraction and remediation technologies. The Company has an environmentally safe and sustainable technology for the extraction and reclamation of heavy oil and bitumen from oil sands, oil shale deposits and shallow oil deposits. Petroteq is engaged in the development and implementation of its patented environmentally friendly heavy oil processing and extraction technologies. Petroteq is currently focused on developing its oil sands resources and expanding production capacity at its Asphalt Ridge soil remediation and heavy oil extraction processing facility located near Vernal, Utah. For more information, visit www.Petroteq.com.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

CONTACT INFORMATION

Petroteq Energy Inc.
Alex Blyumkin
Executive Chairman
Tel: (800) 979-1897

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.
DATE: May 24, 2021	By: /s/ Alex Blyumkin Alex Blyumkin Executive Chairman

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